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                                                                    EXHIBIT 10.8


                            NONCOMPETITION AGREEMENT


       THIS NONCOMPETITION AGREEMENT (the "Agreement") is made as of October 12, 1994, by and between Max Bowen ("Principal") and American Tower Corporation, a Delaware corporation ("Buyer").


                              W I T N E S S E T H:

       WHEREAS, pursuant to that certain Assignment dated as of October 12, 1994, the Buyer has succeeded to all rights, title and interest of BSC Acquisition, Inc. to acquire all of the outstanding capital stock of Bowen-Smith Holdings, Inc., a Delaware corporation ("BSHI"), pursuant to that certain Stock Purchase Agreement dated September 2, 1994 (the "Purchase Agreement"), by and among BSC, BSHI and the stockholders of BSHI (including an affiliate of the Principal), and assigned by BSC to Buyer and

       WHEREAS, the Principal is one of the principal beneficial stockholders and/or is an executive officer or director of BSHI or a subsidiary of BSHI; and

       WHEREAS, the Principal is a primary beneficiary of the consideration to be paid under the Stock Purchase Agreement; and

       WHEREAS, because of, among other matters, Principal's or its affiliates' intimate knowledge of the business of BSHI and its subsidiaries and his reputation and relationships with, among others, the clients, customers, subcontractors, suppliers, employees and other agents of BSHI and its subsidiaries, Principal and the Buyer recognize and acknowledge (i) the detrimental effect on the business and the substantially decreased value of BSHI and its subsidiaries and the business which would result if Principal were to enter into competition with the business within a reasonable period of time after the Buyer's purchase of the business of BSHI, (ii) that the agreements and covenants in this Agreement are essential to protect the business and goodwill purchased by Buyer, and (iii) that Buyer would not have entered into the Stock Purchase Agreement but for the covenants and agreements contained in this Agreement; and

       WHEREAS, it is a material condition to Buyer's obligation to consummate the transactions contemplated by the Stock Purchase Agreement that the Principal enter into this Agreement.

       NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein and in the Stock Purchase Agreement, and as an inducement to Buyer to consummate the purchase of Principal's beneficial ownership interest in BSHI, Buyer and Principal agree as follows:

       1. Principal agrees that commencing on the date of this Agreement and continuing for a period of seven years thereafter, Principal will not directly or indirectly engage in any Competitive Activities (as hereinafter defined). The term "Competitive Activities" as used herein shall mean:

              (a) directly or indirectly engaging in, continuing in or carrying on the business of renting or leasing space on, or owning or managing radio or other communications towers or managing communication facilities on building tops (the "Business"), including owning, controlling, participating in, joining, operating, or managing or being a partner or stockholder of any business which competes with or is engaged in or carries on as a material part of its business operations any aspect of the Business provided, however, that the Business shall not be deemed





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       to include the business of constructing or servicing towers as conducted on the date hereof by Allied Tower Company, Inc.;

              (b) consulting with, advising or assisting in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which at the time of such consultation, advice or assistance is or proposes to become a competitor of the Business, including, but not limited to, advertising or otherwise endorsing the products or services of any such competitor; soliciting clients or customers of BSHI or its subsidiaries (or persons or entities from which BSHI or its subsidiaries have solicited orders for the sale of any Business service within the three years immediately preceding the date of this Agreement) or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to any such competitor;

              (c) offering employment to, or inducing or attempting to induce any director, officer, employee, agent, or customer, supplier or lessor of BSHI or its subsidiaries to terminate such position or relationship with BSHI or its subsidiaries; or

              (d) operate any business or offer any goods or services under the name "Bowen-Smith" or any of the names of the Subsidiaries, or any variation thereof, unless Buyer has abandoned the name; provided, however, that Principal shall at all times be entitled to operate any business or offer any goods or services or make any use whatsoever it wishes of his personal name;

provided, however, that the term "Competitive Activities" shall not include the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The parties agree that, since the scope of the Business conducted by or through BSHI and its subsidiaries, is or will likely be carried out through-out the Unites States, the geographic scope of this covenant not to compete shall extend through-out the United States. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall terminate immediately upon the occurrence of either of the following events: (i) Buyer's failure to pay when due any amount payable to Principal pursuant to Paragraph 2 hereof which failure shall continue for thirty (30) days after such due date or
(ii) Buyer's failure to pay when due any monetary payments owed to Principal or its affiliates under the terms of the Purchase Agreement or any agreement executed in connection therewith which failure shall remain uncured for a period of thirty (30) days after notice thereof from Principal to Buyer.

       2. As additional consideration of the agreements of Principal contained herein, Buyer shall pay to Principal $440,000, $220,000 of which is payable on July 1, 1995, and the remaining $220,000 of which is payable on January 1, 1996.

       3. If Principal commits a breach, or overtly threatens to commit a breach, of any of the provisions of this Paragraph 1, Buyer shall have the right and remedy to have the provisions of Paragraph 1 of this Agreement specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and continuing damage to Buyer, BSHI and its subsidiaries, and that the exact amount of which would be difficult to ascertain and that in any event money damages will not provide an adequate remedy and Buyer shall be entitled to injunctive relief restraining any violation of Paragraph 1.

The rights and remedies enumerated above shall be independent, and in addition to, and not in lieu of, any other rights and remedies available to Buyer, at law or in equity.





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       4.     The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Paragraph 1 upon the courts of any state or foreign jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such states or jurisdictions shall hold such covenants wholly enforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect Buyer's right to the relief provided above in the courts of any other states or jurisdictions within the geographical scope of such covenants, as to breaches of such covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

       5. If any action, suit or other proceedings at law or in equity is brought to enforce the covenants contained in Paragraph 1, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of Buyer, all expenses (including reasonable attorneys' fees and expenses) of Buyer, in such action, suit or other proceeding shall (on demand of Buyer) be paid by the Principal; provided, that, if in any such action, suit or proceeding, the Principal is the prevailing party, then Buyer shall, upon demand, pay all expenses (including reasonable attorneys' fees) incurred by the Principal in connection therewith.

       6. Principal understands that the foregoing restrictions may limit his ability to engage in a business similar to the Business, but acknowledges that he is receiving sufficiently high benefits from Buyer hereunder and under the Stock Purchase Agreement to justify such restriction.

       7. It is expressly understood and agreed that Buyer and Principal consider the restrictions contained in Paragraph 1 above to be reasonable and necessary for the purposes of preserving and protecting the Business and good will purchased by Buyer. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or over broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

       8. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

       9. Neither this Agreement nor any interest herein may be assigned by the Principal. Buyer may freely assign this Agreement and any and all interest herein to any "affiliate" thereof or in connection with a transfer, directly or indirectly, of all or substantially all of its interest in BSHI and its subsidiaries or the assets or business thereof but may not otherwise assign this Agreement provided that no such assignment shall relieve Buyer of its obligations under this Agreement.

       10. No modification or amendment of any provisions of this Agreement shall be effective, unless such modification or amendment shall be in writing and signed by a duly authorized officer of Buyer and by Principal. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall together constitute the Agreement. This Agreement constitutes the sole and entire agreement of the parties hereto with respect to the matters covered hereby and supersedes all prior negotiations and written, oral or implied representations, warranties, commitments, offers, contracts and understandings between the parties with respect to such matters.





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       11.    All notices, demands, consents or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to Buyer:

                     American Tower Corporation
                     Eight Greenway Plaza
                     Suite 714
                     Houston, Texas 77046

                     Attention:  President

              and

                     Vinson & Elkins L.L.P.
                     1001 Fannin
                     2300 First City Tower
                     Houston, TX  77002-6760

                     Attention:  Mr. Jeffery B. Floyd


              If to Principal:

              at the address below its name on the signature page of this Agreement and with a copy to:

                     Rubin Baum Levin Constant & Friedman
                     30 Rockefeller Plaza
                     New York, New York  10112

                     Attention:  Denise M. Tormey

or to such other person and place as a party shall furnish by notice to the other party hereto if given in the manner required above. Any notice, demand, consent or other communication given hereunder in the manner required above shall be deemed to have been effected and received as of the date hand delivered or, if mailed, three days after the date so mailed.

       IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.


                                           MAX BOWEN


                                            /s/ MAX BOWEN
                                           -------------------------------------
                                           Address: 12454 Old Galveston Road
                                                    Webster, Texas  77598


                                           AMERICAN TOWER CORPORATION


                                           By: /s/ FRED R. LUMMIS
                                              ----------------------------------
                                                  Fred R. Lummis
                                                  President and CEO




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